Angel Oak Mortgage REIT, Inc. Reports Third Quarter 2024 Financial Results

ATLANTA – November 6, 2024 -- Angel Oak Mortgage REIT, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the third quarter of 2024.

Third Quarter and Year-to-Date Highlights
•Q3 2024 net interest income of $9.0 million, an increase of 22% versus $7.4 million in Q3 2023.
•Net interest income of $27.1 million in the first nine months of 2024, an increase of 31% versus net interest income of $20.7 million in the first nine months of 2023.
•Q3 2024 GAAP net income of $31.2 million, or $1.29 per diluted share of common stock.
•Q3 2024 Distributable Earnings loss of ($3.4) million, or ($0.14) per diluted share of common stock.
•GAAP book value of $11.28 per share of common stock as of September 30, 2024, up 10.3% from $10.23 per share of common stock as of June 30, 2024.
•Economic book value of $14.02 per share of common stock as of September 30, 2024, up 6.5% from $13.16 per share of common stock as of June 30, 2024.
•Issued $50 million of 9.50% senior unsecured notes due 2029 on July 25, 2024. Deployed majority of the net proceeds for general corporate purposes, including the acquisition of non-QM loans; used the remainder of the net proceeds to repurchase approximately 1.7 million shares of our common stock.

Sreeni Prabhu, Chief Executive Officer and President of Angel Oak Mortgage REIT, Inc., said "Our positive third quarter results reflect the strength of our portfolio's position in what has become a more positive macroeconomic landscape in the second half of the year. Throughout the quarter, we quickly deployed the majority of the net proceeds from our July senior unsecured notes issuance into accretive purchases of newly originated, high-quality non-QM loans. As of today's date, the earnings from these investments have exceeded the incremental interest expense associated with the notes issuance and are now driving meaningful net interest income expansion, which underscores the efficiency and reliability of AOMR's distinctive operational strategy and approach. This, in combination with October's securitization and the September rate cut, are expected to drive continued portfolio and earnings growth in the fourth quarter and beyond. We believe a constructive macroeconomic landscape is developing and remain dedicated to capitalizing on emerging strategic opportunities while executing on our repeatable, streamlined, and focused strategy to drive enhanced value for our stakeholders.”

Portfolio and Investment Activity
•Following quarter end in October 2024, the Company executed the AOMT 2024-10 securitization as the sole contributor of loans. The Company contributed loans with a scheduled unpaid principal balance of approximately $316.8 million and a 7.79% weighted average coupon. This securitization reduced the Company’s whole loan warehouse debt by approximately $260 million and reduced weighted average funding costs for the loans underlying the securitization by over 110 basis points, which is incremental to the 50 basis points of warehouse funding cost relief from the Federal Reserve Bank’s September rate cut.
•During the quarter, we purchased $264.8 million of newly-originated, current market coupon non-QM residential mortgage loans, with a weighted average coupon of 7.74%, weighted average LTV of 70.0% and weighted average credit score of 754.

•As of September 30, 2024, the weighted average coupon of our residential whole loans portfolio increased to 7.73%, relatively flat compared to the second quarter 2024 and 189 basis points higher than at the end of the third quarter of 2023.

Capital Markets Activity
•On July 25, 2024, the Company issued $50 million of senior unsecured notes due 2029 with a coupon of 9.50%. This issuance is expected to be accretive, driving incremental asset expansion and earnings growth. During the third quarter, the Company used the majority of the net proceeds from the offering for general corporate purposes, which included the acquisition of non-QM loans. Additionally, the Company used the net proceeds from the offering to repurchase 1,707,922 shares of the Company's common stock owned by Xylem Finance, LLC, an affiliate of Davidson Kempner Capital Management LP, for an aggregate repurchase price of approximately $20.0 million.
•As of September 30, 2024, the Company was a party to three loan financing lines which permit borrowings in an aggregate amount of up to $1.1 billion, of which approximately $333.0 million is drawn, leaving capacity of approximately $720 million for new loan purchases.

Balance Sheet
•Target assets totaled $2.2 billion as of September 30, 2024.
•The Company held residential mortgage whole loans with fair value of $428.9 million as of September 30, 2024.
•The recourse debt to equity ratio was 1.8x as of September 30, 2024.
oAs of today’s date, our recourse debt to equity ratio is approximately 0.7x. This reflects the impact of the AOMT 2024-10 securitization subsequent to quarter end, as well as the maturity of short-term U.S. Treasuries held at the end of the third quarter.
oOur recourse debt to equity ratio is expected to increase as current-market coupon loans are purchased, but is expected to remain below 2.5x.

Dividend
On November 6, 2024, the Company declared a dividend of $0.32 per share of common stock, which will be paid on November 27, 2024, to common stockholders of record as of November 19, 2024.

Conference Call and Webcast Information
The Company will host a live conference call and webcast today, November 6, 2024 at 8:30 a.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-844-826-3033
International: 1-412-317-5185

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Pass code: 10192449
The playback can be accessed through November 20, 2024.

Non-GAAP Metrics
Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by Falcons I, LLC, our external manager (our “Manager”), (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance among our real estate investment trust (“REIT”) peers, but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Distributable Earnings Return on Average Equity is a non-GAAP measure and is defined as annual or annualized Distributable Earnings divided by average total stockholders’ equity. We believe that the presentation of Distributable Earnings Return on Average Equity provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. Additionally, we believe Distributable Earnings Return on Average Equity provides investors with additional detail on the Distributable Earnings generated by our invested equity capital. We believe Distributable Earnings Return on Average Equity as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings Return on Average Equity should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings Return on Average Equity may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings Return on Average Equity may not be comparable to similar measures presented by other REITs.

Economic book value is a non-GAAP financial measure of our financial position. To calculate our economic book value, the portions of our non-recourse financing obligation held at amortized cost are adjusted to fair value. These adjustments are also reflected in our end of period total stockholders’ equity. Management considers economic book value to provide investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for our legally held retained bonds, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for book value per share of common stock or stockholders’ equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition, or state other forward-looking information. The Company’s ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage REIT, Inc.
Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with market leadership in mortgage credit that includes asset management, lending, and capital markets. Additional information about the Company is available at www.angeloakreit.com

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
INTEREST INCOME, NET
Interest income	$27,444	$23,900	$78,558	$71,403
Interest expense	18,424	16,490	51,495	50,742
NET INTEREST INCOME	$9,020	$7,410	$27,063	$20,661

REALIZED AND UNREALIZED GAINS (LOSSES), NET
Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS	$(6,335)	$(12,044)	$(14,527)	$(27,056)
Net unrealized gain (loss) on trading securities, mortgage loans, portion of debt at fair value option, and derivative contracts	35,172	17,299	48,514	27,868
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	$28,837	$5,255	$33,987	$812

EXPENSES
Operating expenses	$1,287	$1,370	$4,619	$5,788
Operating expenses incurred with affiliate	472	599	1,444	1,672
Due diligence and transaction costs	254	115	663	136
Stock compensation	604	447	1,864	1,195
Securitization costs	—	416	1,583	2,326
Management fee incurred with affiliate	1,204	1,445	3,810	4,460
Total operating expenses	$3,821	$4,392	$13,983	$15,577

INCOME (LOSS) BEFORE INCOME TAXES	$34,036	$8,273	$47,067	$5,896
Income tax expense	2,832	—	3,261	781
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS	$31,204	$8,273	$43,806	$5,115
Other comprehensive income (loss)	2,706	(1,607)	4,534	12,955
TOTAL COMPREHENSIVE INCOME (LOSS)	$33,910	$6,666	$48,340	$18,070

Basic earnings (loss) per common share	$1.31	$0.33	$1.79	$0.20
Diluted earnings (loss) per common share	$1.29	$0.33	$1.76	$0.20

Weighted average number of common shares outstanding:
Basic	23,757,039	24,768,921	24,445,105	24,706,568
Diluted	24,079,247	24,957,668	24,778,465	24,933,833

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share and per share data)

	As of:
	September 30, 2024	December 31, 2023
ASSETS
Residential mortgage loans - at fair value	$428,909	$380,040
Residential mortgage loans in securitization trusts - at fair value	1,452,907	1,221,067
RMBS - at fair value	283,105	472,058
U.S. Treasury securities - at fair value	49,971	149,927
Cash and cash equivalents	42,052	41,625
Restricted cash	2,679	2,871
Principal and interest receivable	6,630	7,501
Unrealized appreciation on TBAs and interest rate futures contracts - at fair value	1,651	—
Other assets	35,962	32,922
Total assets	$2,303,866	$2,308,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Notes payable	$333,042	$290,610
Non-recourse securitization obligation, collateralized by residential mortgage loans in securitization trusts	1,353,758	1,169,154
Securities sold under agreements to repurchase	102,876	193,656
Senior unsecured notes	47,616	—
Unrealized depreciation on TBAs and interest rate futures contracts - at fair value	—	1,334
Due to broker	194,697	391,964
Accrued expenses	2,000	985
Accrued expenses payable to affiliate	657	748
Interest payable	1,312	820
Income taxes payable	2,785	1,241
Management fee payable to affiliate	25	1,393
Total liabilities	$2,038,768	$2,051,905

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value. As of September 30, 2024: 350,000,000 shares authorized, 23,511,272 shares issued and outstanding. As of December 31, 2023: 350,000,000 shares authorized, 24,965,274 shares issued and outstanding.	$234	$249
Additional paid-in capital	461,249	477,068
Accumulated other comprehensive income (loss)	(441)	(4,975)
Retained earnings (deficit)	(195,944)	(216,236)
Total stockholders’ equity	$265,098	$256,106
Total liabilities and stockholders’ equity	$2,303,866	$2,308,011

Angel Oak Mortgage REIT, Inc.
Reconciliation of Net Income (Loss) to Distributable Earnings
and Distributable Earnings Return on Average Equity
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
	(in thousands)
Net income (loss) allocable to common stockholders	$31,204	$8,273	$43,806	$5,115
Adjustments:
Net unrealized (gains) losses on trading securities	(984)	4,857	829	7,134
Net unrealized (gains) losses on derivatives	51	(4,563)	(2,985)	7,794
Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation	(26,305)	(5,319)	(28,872)	5,784
Net unrealized (gains) losses on residential loans	(7,935)	(12,338)	(17,438)	(48,497)
Net unrealized (gains) losses on commercial loans	—	64	(49)	(83)
Non-cash equity compensation expense	604	447	1,864	1,195
Distributable Earnings	$(3,365)	$(8,579)	$(2,845)	$(21,558)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
	($ in thousands)
Annualized Distributable Earnings	$(13,460)	$(34,315)	$(3,793)	$(28,747)
Average total stockholders’ equity	$260,452	$232,575	$260,083	$236,629
Distributable Earnings Return on Average Equity	(5.2)%	(14.8)%	(1.5)%	(12.1)%

Angel Oak Mortgage REIT, Inc.
Reconciliation of Stockholders’ Equity to Stockholders’ Equity Including Economic Book Value Adjustments
and Economic Book Value per Share of Common Stock
(Unaudited)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
	(in thousands, except for share and per share data)
GAAP total stockholders’ equity	$265,098	$255,806	$263,324	$256,106	$231,802
Adjustments:
Fair value adjustment for securitized debt held at amortized cost	64,522	73,053	80,599	81,942	97,592
Stockholders’ equity including economic book value adjustments	$329,620	$328,859	$343,923	$338,048	$329,394

Number of shares of common stock outstanding at period end	23,511,272	24,998,549	24,965,274	24,965,274	24,955,566
Book value per share of common stock	$11.28	$10.23	$10.55	$10.26	$9.29
Economic book value per share of common stock	$14.02	$13.16	$13.78	$13.54	$13.20

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

IR Agency Contact:
Nick Teves or Joseph Caminiti, Alpha IR Group
312-445-2870
AOMR@alpha-ir.com

Company Contact:
KC Kelleher, Head of Corporate Finance & Investor Relations
404-528-2684
kc.kelleher@angeloakcapital.com